Exhibit 5.1

June 29, 2017

Gramercy Property Trust
90 Park Avenue, 32nd Floor
New York, NY 10016

Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have served as Maryland counsel to Gramercy Property Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the registration by the Company on a Registration Statement on Form S-3, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), of the offering and sale, from time to time, of securities (collectively, the “Securities”), including the following: (a) common shares of beneficial interest in the Company, $0.01 par value per share (the “Common Shares”); (b) preferred shares of beneficial interest in the Company, $0.01 par value per share (the “Preferred Shares”); (c) depositary shares evidencing fractional interests in Preferred Shares (“Depositary Shares”); (d) warrants to purchase Common Shares, Preferred Shares or Depositary Shares (“Warrants”); (e) rights to purchase Common Shares or Preferred Shares (“Rights”); and (f) guaranties (“Guaranties”) of the debt securities of GPT Operating Partnership LP, a Delaware limited partnership (the “OP”), to be issued under the Indenture (as defined below).
In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):
1.The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Commission for filing under the Securities Act;

2.The declaration of trust of the Company (the “Declaration”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.The Form of Indenture (the “Indenture”), by and among the Company, the OP and a party to be named later, who will serve as trustee under the Indenture;

5.A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

6.Resolutions adopted by the Board of Trustees of the Company (the “Board”) relating to, among other matters, the registration of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

7.A certificate executed by an officer of the Company, dated as of the date hereof; and

8.Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:
1.Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.All Documents submitted to us as originals are authentic. The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All representations, warranties, statements and information contained in the Documents are true and complete. There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.The issuance, and certain terms, of the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with the Maryland REIT Law, the Declaration and the Bylaws and, with respect to any Securities that are Preferred Shares, including Preferred Shares that may be issued upon the conversion, redemption, exercise or exchange of any Securities that are convertible into or redeemable, exchangeable or exercisable for Preferred Shares (such Securities, the “Preferred Securities”), Articles Supplementary (the “Articles Supplementary”) setting forth the number and the terms of the class or series of such Preferred Shares to be issued by the Company will be filed with and accepted for record by the SDAT prior to their issuance (such approval and, if applicable, acceptance for record, referred to herein as the “Trust Proceedings”).

6.Upon the issuance of any Securities that are Common Shares, including Common Shares that may be issued upon the conversion, redemption, exercise or exchange of any Securities that are convertible into or redeemable, exchangeable or exercisable for Common Shares (such Securities, the “Common Securities”), the total number of Common Shares issued and outstanding will not exceed the total number of Common Shares that the Company is then authorized to issue under the Declaration.

7.Upon the issuance of any Preferred Securities, the total number of Preferred Shares issued and outstanding, and the total number of issued and outstanding Preferred Shares of the applicable class or series designated pursuant to the Declaration, will not exceed, respectively, the total number of Preferred Shares, and the number of Preferred Shares of such class or series, that the Company is then authorized to issue under the Declaration.

8.None of the Securities will be issued or transferred in violation of the restrictions on ownership and transfer set forth in Article VII of the Declaration or any comparable provision in the Articles Supplementary setting forth the terms of any Preferred Securities.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:
1.The Company is a real estate investment trust duly formed and validly existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.Upon the completion of all Trust Proceedings relating to Common Securities, the issuance of the Common Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, the Common Securities will be validly issued, fully paid and nonassessable.

3.Upon the completion of all Trust Proceedings relating to Preferred Securities, the issuance of the Preferred Securities will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Registration Statement, the Resolutions and the Trust Proceedings, the Preferred Securities will be validly issued, fully paid and nonassessable.

4.Upon the completion of all Trust Proceedings relating to Securities that are Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

5.Upon the completion of all Trust Proceedings relating to Securities that are Warrants, the issuance of the Warrants will be duly authorized.

6.Upon the completion of all Trust Proceedings relating to Securities that are Rights, the issuance of the Rights will be duly authorized.

7.The Company has all necessary corporate power to enter into the Indenture and the Guaranties and, upon the completion of all Trust Proceedings relating to Securities that are Guaranties, the issuance of the Guaranties will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.
This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,
/s/ Venable LLP